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                                                                    Exhibit 10.1


         THIS AGREEMENT ("AGREEMENT"), made this 22nd day of February, 2002, by and among LAWRENCE E. BANDI ("BANDI") whose address is 2 Halstead Avenue, Wheeling, West Virginia 26003, VALLEY NATIONAL GASES, INC., a West Virginia corporation ("VALLEY") whose address is 67-43rd Street, Wheeling, West Virginia 26003, VALLEY NATIONAL GASES INCORPORATED, a Pennsylvania corporation ("VNGI") whose address is 1640 Jefferson Avenue, Washington, Pennsylvania 15301, VALLEY NATIONAL GASES DELAWARE, INC., a Delaware corporation ("VNGD"), 300 Delaware Avenue, Suite 1704, Wilmington Delaware 19801.

         WHEREAS, Bandi was President and Director of VALLEY which conducts business and operations, including especially but not limited to the sale and distribution of welding supply products, industrial and specialty gases, medical gases, liquid propane, robotics, fire safety equipment as well as products and services related thereto ("BUSINESS"); and

         WHEREAS, Bandi was President and Director of VNGD which is the parent corporation of Valley, and Valley is the wholly owned subsidiary of VNGD; and

         WHEREAS, Bandi was President, Director and Chief Executive Officer of VNGI which is the parent corporation of VNGD, and VNGD is a wholly owned subsidiary of VNGI; and

         WHEREAS, Bandi has resigned all of the aforesaid offices and directorships; and as well, Bandi has resigned and terminated his employment with Valley, VNGI and VNGD effective as of March 31, 2002, thereby permitting him to utilize his accrued vacation; and

         WHEREAS, notwithstanding Bandi's resignation as aforesaid and independent thereof, it is the desire of Bandi, Valley, VNGI and VNGD to enter into this separation Agreement, wherein Bandi agrees to furnish covenants to Valley, VNGI and VNGD as well as to enter into other agreements set forth herein for and in consideration of Valley's, VNGI's and VNGD's covenants and agreements hereunder.

         WITNESSETH: That for and in consideration of the payments, covenants and agreements hereinafter contained and otherwise in the Agreement, Bandi, Valley, VNGI, and VNGD agree as follows:

         1. Incorporation of Recitation ("WHEREAS") Clauses. The recitations and defined terms set forth hereinabove are incorporated herein by reference and made part of this Agreement.


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         2. Consideration to Bandi.

                  (a) Cash Payments. As consideration for the "Covenants of Bandi" under Paragraph 4 and as well for the "General Release and Waiver" under Paragraph 8.Valley, VNGI and/or VNGD, jointly and severally, shall pay to Bandi the sum of Sixteen Thousand Six Hundred Sixty-six Dollars and Sixty-six Cents ($16,666.66) each month during the Term of the Agreement, commencing on the 1st day of April, 2002 and continuing on the 1st day of each and every month thereafter with the last installment due and payable on the 1st day of March, 2005.

                  (b) Outplacement Services. Within the first (1st) eighteen
(18) months of the Term of this Agreement, if Bandi elects Outplacement Services pursuant to Paragraph 6 hereinafter, Valley, VNGI and/or VNGD shall expend on Bandi's behalf or reimburse Bandi an amount not to exceed Fifteen Thousand Dollars ($15,000.00) to pay for the cost of Outplacement Services.

                  (c) Life Insurance. As consideration for the "Release and Discharge of Rights Under Non-Qualified Retirement Benefit" under Paragraph 6, Valley shall, as soon as possible after the Effective Date, as defined hereinafter, assign and transfer to Bandi that certain General American Life Insurance Co., policy number 3,056,631, with face amount of One Hundred Eighty Thousand Dollars ($180,000.00), owned by Valley insuring the life of Bandi, which has an aggregate cash surrender value of approximately Thirty-six Thousand Dollars ($36,000.00) and which was purchased by the corporation to fund the corporation's unsecured, general liability under the said non-qualified retirement benefit arrangement subject of Paragraph 6 hereinafter.

         3. Term. The Term of this Agreement shall be for three (3) years, commencing on the 1st day of April, 2002 and continuing thereafter up and through and including the 31st day of March, 2005.

         4. Covenants of Bandi. Bandi expressly covenants and agrees and with Valley as follows:

                  (a) Non-competition. For and during the Term of this Agreement ("RESTRICTED PERIOD"), Bandi shall not, directly or indirectly, within any county, city, province, parish, or similar geographic area or political subdivision wherein the Business has been conducted by Valley, VNGI and/or VNGD ("RESTRICTED AREA"), acting alone or with others, or acting as an employee or agent of any other person, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with as an


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officer, employee, director, consultant, partner, member, shareholder (except as a shareholder of VNGI) or otherwise, or have any beneficial interest in, or assist anyone or any entity in the conduct of, or otherwise compete with Valley, VNGI and/or VNGD in any business or enterprise similar to or competitive with the Business.

                  (b) Non-solicitation of Customers. Except solely with respect to any business enterprises with which Bandi, may be affiliated as provided for in the Paragraph 4(d) "Exclusions" hereinafter, Bandi covenants and agrees that Bandi shall not, during the Restricted Period, directly or indirectly, solicit any customers who are currently or at any time during the Restricted Period have been Business customers of Valley, VNGI and/or VNGD nor shall Bandi during the Restricted Period, directly or indirectly, assist or be employed by any other party soliciting or accepting such customers.

                  (c) Non-solicitation of Employees. Bandi further covenants and agrees that during the Restricted Period he will not, directly or indirectly,
(i) solicit the employment or engagement for his own account or for others to hire, any employee, or exclusive agent of Valley, VNGI and/or VNGD who is or was such at any time during the Restricted Period or (ii) induce any employee of Valley, VNGI and/or VNGD to leave the employ of Valley, VNGI and/or VNGD.

                  (d) Exclusions. Notwithstanding anything herein to the contrary, nothing herein shall restrict Bandi from acting in any capacity as an owner, officer, member, director, shareholder, partner, sole proprietor, agent or consultant to any business entity, or other form of business enterprise in connection with such entity's or business enterprise's conduct of business which does not compete with Valley in a business or enterprise substantially similar to or competitive with the Business.

                  (e) Confidential Information. Bandi shall not, directly or indirectly, disclose, disseminate, use for personal benefit, lecture or write articles with respect to, or otherwise publish information and know-how disclosed to or known by Bandi, which information was used, developed or obtained during and in connection with Bandi in the course of his employment and/or affiliation with Valley, VNGI and/or VNGD relating to the Business, including but not limited to the methods of operation and training, customer lists, pricing as well as any other document or information labeled "confidential," "proprietary," or words of similar import (collectively "CONFIDENTIAL INFORMATION"). It is understood that the confidentiality obligations arising hereunder shall not apply or shall cease to apply to any



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information which is part of the public domain, or which hereafter becomes part of the public domain through no fault of Bandi; in neither of which instances shall such information be Confidential Information for the purpose of this Agreement.

                  (f) Return of Information. Bandi shall return to or leave with Valley, VNGI, and VNGD without making or retaining copies thereof, all documents, records, notebooks, appointment books and similar repositories containing Confidential Information.

                  (g) Reasonableness of Covenants. Bandi has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Valley under this Paragraph 4 and hereby acknowledges and agrees that given the information to which he has been privy, and the nature of the Business, the same are reasonable in time and territory, are designed to eliminate competition which would be unfair to Valley, VNGI and/or VNGD are fully required to protect the legitimate interests of Valley, VNGI and/or VNGD and do not confer a benefit upon Valley, VNGI and/or VNGD disproportionate to any detriment to Bandi. Bandi acknowledges that any breach of his covenants and agreements under this Paragraph 4 will cause irreparable injury to Valley, VNGI and/or VNGD.

                  (h) Remedies. If Bandi breaches any of the covenants and agreements contained in this Paragraph 4, in addition to any other rights or remedies of Valley, VNGI and/or VNGD hereunder, Valley, VNGI and/or VNGD shall have at their or its option, the following specific rights and remedies enforceable generally in any Court or forum with jurisdiction: (i) the right to withhold and/or offset any payments or benefits otherwise payable to Bandi hereunder; (ii) Valley, VNGI and/or VNGD shall have the right to enforce any legal or equitable remedy (including injunctive relief) that may be available to Valley, VNGI and/or VNGD; and (iii) Valley, VNGI and/or VNGD shall be entitled to damages as a result of any such breach. Bandi acknowledges that any breach of his covenants and agreements under this Paragraph 4 will cause irreparable injury to Valley, VNGI and/or VNGD.

         5. Outplacement Services. Within the first (1st) eighteen (18) months of the Term of this Agreement Valley, VNGI and/or VNGD shall assist Bandi, in the procurement of Outplacement Services, as mutually agreeable to Bandi and Valley, VNGI and/or VNGD, if Bandi elects in writing to commit himself to make a good faith effort to fully participate in a program of Outplacement Services.

         6. Release and Discharge of Rights Under Non-Qualified Retirement Benefit. Bandi for himself, his heirs, beneficiaries, assigns or executors does hereby release and


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forever discharge Valley, VNGI and/or VNGD of and from all obligations which any of them may have, if any, to Bandi arising out of and relating to a certain non-qualified defined benefit retirement plan and arrangement entered into by Valley and Bandi.

         7. VNGI Stock Options. As additional material consideration for this Agreement, Bandi and VNGI agree that the termination of Bandi's employment shall be a termination as provided for in paragraph 9(b)(ii) of the Amendment to Valley National Gases Incorporated 1997 Stock Option Plan (Effective as of August 1, 2000) ("AMENDMENT") for a reason other than voluntary termination or for the reasons listed in paragraphs 9(a) or 9(b)(i)(a) - (g) of the Amendment; and as such, Bandi shall have a period of three (3) years following such termination to exercise options that vest prior to or during such period; provided, however, that any options exercised after the three-month period following Bandi's termination shall automatically convert to non-Incentive Stock Options. The Committee, as provided for and defined in Paragraph 4 of the Valley National Gases Incorporated 1997 Stock Option Plan ("PLAN"), has or will confirm such termination status. In that regard, Bandi and VNGI agree that Bandi's rights under the Plan, as amended and restated by the Amendment, with respect to stock option grants to Bandi are as follows:

Grant       Option       Grant         Vesting       Exercise -      Exercise -
Date        Price        Shares        Date          Begin           End
-----       ------       ------        -------       ----------      ----------
4/10/97     $8.00        42,000        4/9/00        4/9/00          3/31/05
1/4/99      $5.625       12,600        1/3/02        1/3/02          3/31/05
1/3/00      $3.125       15,750        N/A*          N/A*            N/A*
1/2/01      $3.75        16,000        1/1/04        1/1/04          3/31/05


* The option grant dated January 3, 2000 was not amended and included in the terms of the Amendment, and therefore, the terms of the Plan as originally stated apply; thus, termination of employment, for any reason, causes vesting to cease. Normal vesting under the Plan would have been January 2, 2003, except for termination of employment by Bandi prior to that date.

         8. General Release and Waiver.

                  (a) Bandi for himself, his heirs, beneficiaries, assigns or executors does hereby release and forever discharge Valley, VNGI and/or VNGD their successors and assigns, as well as any and all of their directors, officers, agents, representatives and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature, in law or equity, whether arising by tort, contract, statute or otherwise, whether now known or unknown, vested or


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contingent, liquidated or unliquidated, suspected or unsuspected, concealed or hidden, which may exist, have existed or do exist, at any time up to and including the later date of March 31, 2002, or the Effective Date, as defined hereinafter. Specifically, but not by way of limitation, Bandi hereby waives and releases all claims of any kind, which relate in any way to Bandi's employment with Valley, VNGI and/or VNGD or the termination of that employment, except only
(1) claims arising out of the performance of this Agreement; (2) Bandi's rights under Valley's, VNGI's and/or VNGD's employee benefit plans except for the non-qualified defined benefit retirement plan subject of Paragraph 7 hereinabove; and (3) Bandi's rights to compensation earned up through March 31, 2002 including accrued unused vacation and sick leave. Such released claims include, without in any way limiting the generality of the foregoing language, any and all claims of employment discrimination or claims otherwise arising out of Bandi's employment under any local, state or federal common law, statute, ordinance, rule or regulation, including without limitation, any and all applicable state Human Rights Acts, state Fair Employment Acts, state Disability Acts and state Age Discrimination Acts; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Employee Retirement Income Security Act, as amended ("ERISA"); the Americans with Disabilities Act of 1990; as amended ("ADA"); the Age Discrimination in Employment Act of 1964, as amended, as well as the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). It is the intention of the parties to make this release as broad and general as the law permits.

                  (b) In signing this Agreement; Bandi acknowledges that he intends that the Agreement shall be effective as a bar to each and every one of the claims hereinabove mentioned or implied. Bandi expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state statue that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. Bandi acknowledges and agrees that this waiver is an essential and material term of this Agreement and without such waiver Valley, VNGI and VNGD would not have made the promises, covenants and agreements set forth in this Agreement. Bandi further agrees that in the event, he brings any claim in which he seeks damages against Valley, VNGI and/or VNGD, or in the event Bandi seeks to recover against Valley, VNGI and/or VNGD in any claim brought by a governmental agency on his behalf, this Agreement shall serve as a complete defense to such claims:


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                  (c) By signing this Agreement, Bandi acknowledges that he:

                           (1) has been given twenty-one (21) days after receipt
of this Agreement within which to consider it;

                           (2) has carefully read and fully understands all
provisions of this Agreement;

                           (3) knowingly and voluntarily agrees to all of the
terms set forth in this Agreement;

                           (4) knowingly and voluntarily agrees to be legally
bound by this Agreement;

                           (5) has been advised and encouraged in writing to
consult with an attorney prior to signing this Agreement; and

                           (6) understands that he has seven (7) days from the
date he executes and signs this Agreement to revoke it and that this Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired ("EFFECTIVE DATE").


         9. Agreement to Be Available in Future Proceedings. Bandi agrees to voluntarily make himself available at reasonable times and with reasonable notice, without compensation, to Valley, VNGI and/or VNGD and their legal counsel, at their request, without the necessity of their obtaining a subpoena or court order, in any investigation, preparation, prosecution and/or defense of any actual or potential legal proceeding, regulatory action, or internal matter. Bandi agrees to provide any information reasonably within his recollection. Valley, VNGI and/or VNGD will reimburse Bandi for his out-of-pocket expenses actually incurred as a result of Valley's, VNGI's and/or VNGD's requests, or at Valley's, VNGI's and/or VNGD's option, Valley, VNGI and/or VNGD will arrange to advance Bandi's expenses or to incur Bandi's expenses directly.

         10. No Employment Right or Contract. This Agreement does not constitute an employment contract, and nothing in this Agreement grants to or creates for the benefit of Bandi any employment rights, privileges or benefits.

         11. Severability of Provisions. If any covenant or agreement set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time, or over too great a geographical area, or by reason of its being too extensive in any other respect, such covenant or agreement shall be interpreted to extend only for the


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longest period of time and over the greatest geographical area, and to otherwise have the broadest application, as shall be lawfully enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect.

         12. Waiver of Breach. The waiver by Valley, VNGI and/or VNGD of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Bandi. The waiver by Bandi of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Valley, VNGI and/or VNGD.

         13. Assignment and Benefit. Bandi's rights, privileges, obligations and liabilities under this Agreement are personal, non-transferable and non-assignable. Valley's, VNGI's and/or VNGD's rights, privileges, obligations and liabilities under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns.

         14. Arbitration. Subject to the rights and remedies of Valley, VNGI and/or VNGD under Paragraph 4(h) hereinabove, any dispute between Bandi and Valley, VNGI and/or VNGD concerning the terms of this Agreement, including whether a breach has occurred, will be settled by arbitration in Wheeling, Ohio County, West Virginia and will be governed by the rules and procedures of the American Arbitration Association. The costs (exclusive of attorneys' fees) of arbitration will be equally divided, one-half (1/2) to Bandi and one-half (1/2) to Valley, VNGI and/or VNGD. The losing party will be solely responsible for both sides' attorneys' fees, and in the event of a dispute as to the prevailing party, the arbitrator may determine the party liable for such fees.

         15. Entire Agreement. This instrument contains the entire agreement between the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Pennsylvania.

                           [INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

        /s/  Marilyn Redd
        -------------------------
                                       /s/  Lawrence E. Bandi
                                       ----------------------------------------
                                       Lawrence E. Bandi
                                       Executed this 6th day of March, 2002
        -------------------------

                                       Valley National Gases, Inc., a West
                                       Virginia corporation

        /s/  Francine Apiscopa         By   /s/  W. A. Indelicato
        -------------------------      ----------------------------------------
                                       Its Chief Executive Officer
                                       Executed this 26th day of February, 2002

        -------------------------
                                       Valley National Gases, Incorporated,
                                       a Pennsylvania corporation

        /s/  Francine Apiscopa         By   /s/  W. A. Indelicato
        -------------------------      ----------------------------------------
                                       Its Chief Executive Officer
                                       Executed this 26th day of February, 2002

        -------------------------
                                       Valley National Gases Delaware, Inc.,
                                       a Delaware corporation

        /s/  Francine Apiscopa         By   /s/  W. A. Indelicato
        -------------------------      ----------------------------------------
                                       Its Chief Executive Officer
                                       Executed this 26th day of February, 2002

        -------------------------




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